Exhibit 10.27

COMMERCIAL AGREEMENT

Dated as of February 1, 2011

by and between

Syngenta Crop Protection AG

Schwarzwaldallee 215

P.O. Box

CH-4002 Basel

Switzerland

(hereinafter referred to as “SYT”)

and

Marrone Bio Innovations, Inc.

2121 Second Street

Suite B-107

Davis

CA 95618

USA

(hereinafter referred to as “MBI”)

Each a “Party” and collectively the “Parties”

* * * * * * * *

Relating to Biological Crop Protection Products

WHEREAS

MBI has available the biological fungicide Regalia [*****] for agricultural uses and other products under development;

SYT has a broad crop protection product portfolio and a highly developed distribution network all over Europe, Africa and the Middle East;

Gaining access to the Commercial Product of MBI can allow SYT to strengthen innovative crop programs in particular in the area of specialty crops;

Gaining access to the SYT distribution network and sales and marketing expertise can provide a unique possibility for MBI to reach the markets in Europe, Africa and the Middle East.

NOW THEREFORE, the Parties agree as follows:

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1.	Definitions, Interpretations and Exhibits

In this Commercial Agreement (including the preamble) the following capitalized terms shall have the meanings assigned to them below:

“Additional Countries”	shall mean Turkey, Morocco, Israel, South Africa and Egypt;

“Affiliate”

any business entity which controls, is controlled by or is under common control with either Party; for the purpose of this definition, a business entity shall be deemed to “control” another business entity if it owns, directly or indirectly, in excess of 50% of the outstanding voting securities or capital stock of such business entity or any other comparable equity or ownership interest with respect to a business entity other than a corporation;

“Annual Business Meeting” and future business and the	shall mean a yearly meeting of both Parties to discuss current resolution of any potential operational and contractual issues;
“Bulk”	shall mean ISO tanks of [*****] or other substantially similar bulk packaging;

“Business Plan”	is an agreed document outlining the yearly SYT sales (in volume) to its customers based on an agreed Registration Plan and is attached hereto as Exhibit 1;

“COGS”

of the Commercial Product shall mean all costs and expenses which are directly attributable to the manufacture of the Commercial Product, which include the costs to purchase raw materials or finished or semi-finished products, energy and utilities required to manufacture the Commercial Product and direct labour costs of the employees and toll manufacturing costs, but exclude costs for selling, distribution, advertising or research and development;

“Commercial Agreement”	shall mean this supply, distribution and development agreement for the Commercial Product signed between the Parties;

“Commercial Product”	shall mean Regalia [*****] and it’s Product Enhancements, ready for sale;

“Contract Year”	shall mean the period of consecutive twelve months from January 1st in any given year to December 31 of the same calendar year;

“Delivery Date”	shall have the meaning ascribed to it in Sections 4.1 and 11;

“Effective Date”	shall mean the date of signature of the Commercial Agreement by both Parties;

“EPPO Zonal Countries”	shall mean the United Kingdom, France and Poland;

“Exclusivity”	shall mean the exclusive commercial rights for the Commercial Product in the Field in the Territory granted from Effective Date of the Commercial Agreement by MBI to SYT;

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“Field”	shall mean the use of Commercial Product for agricultural uses in Specialty Crops [*****];

“Force Majeure”

shall mean blockade, civil commotion, earthquake, explosion, fire, flood, general army mobilization, insurrection, lightning, revolution, riot, sabotage, storm, war (declared or undeclared) and any similar cause which is not reasonably within the control of the Party affected. For the avoidance of doubt, events and circumstances within each Party’s responsibility, such as breakdown of a plant due to inability to hire sufficient and qualified staff shall not be deemed to constitute Force Majeure;

“Forecast”	shall mean [*****] rolling forecast by SYT of quantities to be purchased as further described in Section 4 and Exhibit 4;

“Good Faith”	All negotiations between the parties have to be led in Good Faith;

“Hardship”

Shall mean the case if either the price of Reference Products drops a specified percent or more in a [*****] (or a specified percent over [*****] consecutive years) and/or the COGS increase by a specified percent or more in a [*****] (or a specified percent over [*****] consecutive years); all as described in Section 6;

“Key Crops”	shall mean [*****],

“Lead Countries”	shall mean Spain, Italy and France;

“Milestone Countries”	shall mean UK, Spain, Italy and France;

“Milestone Payments”	shall mean payments from SYT to MBI upon reaching milestones in preparation of the Registration of the Commercial Product, as further described herein;

“Predevelopment Product”	shall mean products for agricultural use developed by MBI, which are on the path to being, but are not yet, a development product but for which the following have been completed: 1) rat limit test, 2) initial chemistry, 3) patent filed, 4) positive glasshouse efficacy, and 5) can be fermented consistently at 1 liter scale;

“Order”	shall mean a written and binding order for the purchase of Commercial Product;

“Party”	shall mean any one of the parties hereto and “Parties” shall mean both of them;

“Price”	shall mean the price at which MBI sells Commercial Product to SYT as set forth in, and subject to adjustment as provided in, Exhibit 5;

“Price Adjustments”	shall mean the annual adjustment of the Price for the Commercial Product;

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“Product Enhancements”	shall mean any improvements and enhancements of the Commercial Product containing Reynoutria plant extract as an active ingredient, with enhanced features and properties including new formulations and other concentrations, that MBI has or obtains the right to Register and sell in the Field in the Territory; but not including combinations with other active ingredients;

“Reference Products”	shall mean three leading products proposed by SYT which are used in the Field in the three Lead Countries, as further described in Exhibit 5;

“Registration”	shall mean the permissions, authorizations, registrations or approvals, from applicable regulatory authorities that are necessary to develop, sell, formulate or distribute a pesticide product for uses in the Field in a specified jurisdiction. For the avoidance of doubt, Registration, in Section 7 of this Commercial Agreement, refers to the Registration of the Commercial Product’s active ingredient (including, but not limited to, the inclusion of the Commercial Product’s active ingredient in Annex I of the EU Directive 91/414/EC and EC 1107/2009) as well as of end-use Commercial Product containing such active ingredient. The term to “Register” shall be construed accordingly;

“Registration Plan”	is an agreed to document outlining the target Registrations by crops and countries and is attached hereto as Exhibit 2;

“Registration Steering Team”

shall mean a team of regulatory, technical and commercial people from both Parties who meet regularly to discuss status, progress and remedies that may be required towards the goal of achieving desired country Registrations and assessing the potential effects on the Business Plan;

“Specifications”

the technical and quality specifications for the Commercial Product set forth in Exhibit 3, as amended from time to time by agreement in writing between the Parties hereto. The Specifications shall adequately describe the physical and chemical properties (such as e.g. particle sizes) of the Commercial Product. Exhibit 3 shall also contain the testing method for ascertaining compliance of the Commercial Product with the Specifications;

“SYT Group of Companies”	shall mean any entity under the ultimate common control of Syngenta AG;

“Territory”	shall mean EAME as further specified in Exhibit 6;

“Trademarks”	shall mean the trademarks of the “SYT Group of Companies”;

“USD”	shall mean United States Dollars;

The Section headings contained in this Commercial Agreement are for reference purposes only and shall not affect in any way the meaning or the interpretation of this Commercial Agreement.

The Exhibits shall constitute an integral part of this Commercial Agreement. In the event of any conflict between any of the Exhibits and the Commercial Agreement, the Commercial Agreement shall prevail.

2.     Purpose and Commitment

2.1 Subject to the terms and conditions set forth herein, MBI intends to collaborate in researching, developing and Registering the Commercial Product and SYT in evaluating, marketing and selling biological crop protection products in Europe, Africa and Middle East (EAME).

2.2 Subject to the terms and conditions set forth herein, SYT will be the exclusive distributor of the Commercial Product for use in the Field in the Territory and MBI will exclusively supply the Commercial Product for use in the Field in the Territory to SYT.

2.3 SYT is committed to pre-invest a total amount of USD [*****] from 2011 until 2013 to prepare the platform for the launch of the Commercial Product. For the development and for the technical pre-launch and the market research SYT shall invest additionally USD [*****].

2.4 SYT shall invest these amounts directly and in addition to the marketing and sales expenses necessary to reach the Business Plan targets.

2.5 During the year 2010 SYT is already testing the Commercial Product in Key Crops under the terms of the Material Transfer Agreement signed between the Parties in April 29, 2008.

3.     Exclusive Distribution

3.1 Subject to the terms and conditions hereof, MBI agrees to sell to SYT the Commercial Product and SYT agrees to purchase all of its requirements of the Commercial Product from MBI and distribute the Commercial Product for use in the Field in the Territory.

3.2 Notwithstanding anything to the contrary contained herein, Italy will be excluded from the Territory until March 1, 2011, and shall be included in the Territory thereafter.

3.3 Notwithstanding anything to the contrary contained herein, Turkey and Israel will not be included in the Territory for the time being, as MBI has informed SYT about prior existing commitments in Turkey and Israel. Both Parties will agree within 6 months after signing of this Commercial Agreement how SYT exclusive distribution rights in Turkey and Israel can be granted and automatically included in the Territory under the terms of this Commercial Agreement; provided, further, that if after 24 months after signing of this Commercial Agreement such exclusive distribution rights have not been obtained with respect to either country or countries then such country or countries will not be included in the Territory and the Registration and Business Plan will be amended accordingly.

3.4 Upon completion by SYT of initial commercial sales (commercial sales considered to be completed when first invoice to a SYT customer is issued) of the Commercial Product for use in the Field in a country within the Territory hereunder, MBI will discontinue the sales of Rey-

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noutria active ingredient formulations in such respective country; provided, however, that MBI may sell off existing inventory or work in progress of such product in such country.

3.5 SYT shall use commercially reasonable efforts to develop sales and achieve targets agreed in the Business Plan attached hereto as Exhibit 1.

3.6 If at any time the sales targets set forth in the Business Plan are not met by SYT for any [*****] as a whole, MBI shall have the right to [*****] of the Commercial Product and any other Reynoutria active ingredient formulation in the Territory (the “Section 3.6 [*****] Right”), while all other terms of this Agreement not in conflict with this Section 3.6 shall remain unchanged; provided, however, that if the Section 3.6 [*****] Right is triggered and the right to [*****] is prohibited by law or regulation or judicial order in any country in the Territory, then MBI shall provide SYT with [*****] if MBI [*****] in such country and then SYT`s rights to purchase and distribute Commercial Product and any other Reynoutria active ingredient formulation in such country in the Territory under this Commercial Agreement shall immediately terminate (provided that MBI shall continue to supply the Commercial Product to SYT for a reasonable period of time as necessary to satisfy SYT’s obligations to its existing customers).

3.7 If at any time the binding forecasted purchase volumes for the first four quarters as described in Section 4.1 are below [*****] of [*****] of the previous year and sales targets set forth in the Business Plan are not met, MBI shall have the right to [*****] of the Commercial Product and any other Reynoutria active ingredient formulation in the Territory (the “Section 3.7 [*****] Right”); provided, however, that if the Section 3.7 [*****] Right is triggered and the right to [*****] is prohibited by law or regulation or judicial order in any country in the Territory, then, [*****] from MBI, SYT`s rights to purchase and distribute Commercial Product and any other Reynoutria active ingredient formulation in such country in the Territory under this Commercial Agreement shall immediately terminate (provided that MBI shall continue to supply the Commercial Product to SYT for a reasonable period of time as necessary to satisfy SYT’s obligations to its existing customers).

3.8 Both Parties agree to meet annually prior to September 15 of each year, starting in 2011, for the Annual Business Meeting. Participants attending the Annual Business Meeting shall be selected by each Party individually and may be changed at the discretion of such Party.

3.9 SYT shall at all times under this Commercial Agreement be regarded as an independent contractor and shall purchase the Commercial Product on its own account for resale to third parties.

4     Exclusive Supply

4.1 SYT shall submit [*****] rolling Forecasts with a [*****] for the [*****]. SYT shall submit an updated version of the rolling Forecast every quarter of the Contract Year in the first ten working days of the month of the respective quarter. The rolling Forecast submitted shall be confirmed by MBI within 10 working days after receipt. After MBI’s confirmation such Forecast shall be binding for the first four quarters for both Parties. The first quarter of each rolling Forecast shall be split into monthly sections. Scheduled Delivery Dates in SYT’s Orders for Commercial Product purchased hereunder shall be no less than 60 days before the expected Delivery Date.

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4.2 All Orders shall be governed exclusively by the terms and conditions of this Commercial Agreement, and any terms or provisions on any SYT Order forms that are inconsistent with those contained in this Commercial Agreement shall have no force or effect whatsoever as between the Parties. Neither MBI’s commencement of performance nor delivery shall be deemed or construed as acceptance of SYT’s additional or different terms and conditions. Orders may be sent by facsimile transmission or email or, if approved by MBI, other electronic media and shall set forth the exact quantity of Commercial Product required and the requested Delivery Date. Provided that each Order is given in accordance with this Commercial Agreement, the requested Delivery Date shall be binding on MBI. Orders for the Commercial Product must be in Bulk.

4.3 Subject to the terms and conditions hereof, MBI shall manufacture (or have manufactured) and supply Commercial Product in Bulk according to the Specifications and the Orders to SYT. The Commercial Product shall be supplied to SYT FOB delivery port of departure Atlantic Coast of the US in accordance with Incoterms 2010 (as published by the International Chamber of Commerce).

4.4 MBI shall supply such quantity of Commercial Product to SYT as SYT may order, subject to the maximums in the binding Forecasts, in accordance with the terms of this Commercial Agreement. MBI shall make available the required production capacity at MBI’s facility or a facility of a third party to comply with SYT’s Orders and the requested Delivery Date for the Commercial Product. In the event that Syngenta requires additional volumes above the agreed current quarter Forecast, with respect to Commercial Product supplied, MBI shall use commercially reasonable efforts to supply such volumes, but shall not have any obligation to fill any Order to the extent that it exceeds one hundred twenty five percent (125%) of the forecasted orders for such Commercial Product as set forth in the Forecast. Syngenta retains a right to visit, after mutual agreement, the contracted manufacturing and storage facilities of MBI subject to a reasonable prior notice.

4.5 MBI shall inform SYT immediately when it becomes aware of a possible delay in the supply of Commercial Product. In such case the Parties shall jointly discuss possible solutions to minimize damages caused through late delivery.

4.6 Should MBI not be able to supply the requested capacity of Commercial Product to SYT, in accordance with the Forecasts and Orders duly submitted in accordance with this Commercial Agreement, in the aggregate for a period of one year, then the Parties shall jointly discuss in Good Faith possible commercially reasonable solutions.

4.7 Both Parties shall comply at all times with applicable law regarding the delivery, storage, production, supply etc. of the Commercial Product.

4.8 Transfer of full title as well as risk of loss or damage to the Commercial Product shall occur in accordance with the chosen Incoterm (Incoterms 2010) as specified in this Section 4.

5     Price and Payment

5.1 The Price per unit at which SYT may purchase Commercial Product are set forth on Exhibit 5. All Prices are in United States Dollars.

5.2 Commencing in 2012, the Price shall be [*****], based on publicly available price variation of the [*****] in the jointly agreed three [*****].

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5.3 Price [*****] shall begin with the [*****] of the [*****] and will continue for the duration of the Commercial Agreement in accordance with the Price [*****] process specified in Exhibit 5.

5.4 Invoices may be issued by MBI from any country outside Switzerland at any time after the FOB delivery.

5.6 MBI shall invoice SYT for each delivery made.

5.7 Payment for each delivery shall be due within [*****] of the date of MBI’s invoice.

6     Hardship

6.1 In the event of Hardship, the Price shall be adjusted as provided herein. If (a) the price of Reference Products drops by [*****] or more in a [*****] or [*****] or more over [*****] consecutive years, and/or (b) the COGS increases by [*****] or more in a [*****] or by [*****] or more over [*****] consecutive years; then the Price shall be adjusted to reflect such changes in such other prices or COGS and to maintain as near as reasonably possible SYT’s competitive status in the market and MBI’s margins. The Party claiming the adjustment of the Price due to Hardship shall provide sufficient proof to show the triggering values are reached. Hardship adjustments shall apply also for Product Enhancements.

6.2 In case the adverse Party decides that the proof provided by the Party claiming the adjustment is not satisfactory, an external auditor or appropriate expert, agreeable to both Parties, shall examine the proof and any supporting materials upon request of the adverse Party. If the expert confirms correctness of the claim, the dissenting Party shall have to cover the costs. Should the expert conclude that a price adjustment was due but the claim was not in line with the adjustment due, the costs shall be split between the Parties fifty-fifty. In case the expert concludes that no claim was due the claiming Party shall have to bear the costs of the expertise. The auditor’s assessment shall be final and binding upon the Parties.

7     Product Registration and Milestone Payments

General

7.1 Subject to the terms and conditions hereof, MBI shall Register the Commercial Product for use in the Field in the Territory in the EPPO Zonal Countries, in the Milestone Countries and the Additional Countries, as provided below and according to the agreed Registration Plan and Business Plan.

7.2 Subject to the terms and conditions hereof, MBI shall obtain, as provided below, and use its commercially reasonable efforts to maintain Registrations of the Commercial Product, in accordance with the Registration Plan and the Business Plan, until the expiration or termination of this Commercial Agreement. MBI shall solely own such Commercial Product Registrations except as may be otherwise provided in this Commercial Agreement.

7.3 SYT shall make Milestone Payments to MBI. These payments shall be made in consideration of the upfront costs incurred by MBI and for the exclusivity granted to SYT under this Commercial Agreement. SYT shall pay MBI the amount of USD [*****] in each of the [*****] upon reaching the applicable milestones as per Exhibit 2.

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7.4 Should MBI fail to timely achieve the Registrations in accordance with the Registration Plan, the Business Plan shall be amended accordingly. For the avoidance of doubt, failure to obtain or maintain any Registrations of the Commercial Product shall not be a material breach of this Commercial Agreement but shall result in a Business Plan amendment as necessary.

7.5 SYT will provide MBI with Commercial Product trial data that SYT has generated for use to support Registration and commercial decisions for the Commercial Product

7.6 SYT may be consulted on the Registration approach for Registering the Commercial Product. SYT will assist MBI in the Registration process where possible with SYT’s existing resources and expertise. For this purpose, a Registration Steering Team will be established by and between both Parties.

Registration in the European Union

7.7 It is understood by MBI and SYT that, consistent with the requirements of the European Union (Regulation (EC) No 1107/2009), that MBI will prepare and submit the active ingredient dossier to obtain the active ingredient approval in the EU and prepare and submit the Commercial Product dossier, which addresses the full regulatory requirements for national authorisation in the three EPPO Zonal Countries including any national specific regulatory studies and risk assessments. This should be useful in achieving in principal the Registration of the Commercial Product in the three respective EPPO zones. Subject to the terms and conditions hereof, MBI shall Register the Commercial Product in the three EPPO Zonal Countries.

MBI agrees to prepare and submit 2 additional Commercial Product dossiers with respect to Registration in all four (4) Milestone Countries, in accordance with the Registration Plan and the Business Plan and, subject to the terms and conditions hereof, MBI shall use its commercially reasonable efforts to Register the Commercial Product in the four Milestone Countries.

In the event additional country specific Registration or other regulatory requirements are required in any EU member states (other than the EPPO Zonal Countries), or other significant costs or efforts are required beyond the ones specified in the Registration Plan and the Business Plan, or herein, SYT and MBI technical and commercial people will discuss in Good Faith options to obtain desired Registration of the Commercial Product. The Parties shall jointly assess and discuss eventual adverse findings and difficult outcomes to obtain and maintain such Registrations. MBI and SYT shall both use commercially reasonable efforts to obtain any such desired Registrations; provided, however, that if MBI, after reasonable time and the previously described consultation decides in writing not to continue or pursue any such Registration, then SYT may take over the cost and responsibility for obtaining such Registration and shall reimburse MBI for incremental costs incurred to date in connection with such efforts by MBI (such costs to be reasonably documented). Incremental costs shall include costs which are incurred with respect to a specific country in connection with Registration. In the event SYT takes over the responsibility from MBI, reimburses MBI and bears the additional Registration costs, SYT will be the owner of the Registration in that EU member state. If SYT does not wish to reimburse MBI for such costs, but decides to pursue Registration in the respective country then SYT and MBI will jointly own the Registration in such EU member state (in recognition of the contribution of both Parties).

Registration in other Countries of the Territory

7.8 In addition, MBI agrees to prepare five (5) Commercial Product dossiers in accordance with the Registration Plan and the Business Plan in connection with the Registration of the

Commercial Product in the Additional Countries. Subject to the terms and conditions hereof, MBI shall use its commercially reasonable efforts to Register the Commercial Product in these five countries. In the event significant costs or efforts are required beyond that specified in the Business Plan, the Registration Plan or herein with respect to any of these Registrations, SYT and MBI technical and commercial people will discuss in Good Faith options to obtain desired Registration of the Commercial Product. The Parties shall jointly assess and discuss eventual adverse findings and difficult outcomes to obtain and maintain such Registrations or amend the list of Additional Countries by mutual agreement. MBI and SYT shall both use commercially reasonable efforts to obtain any such Registrations; provided, however, that if MBI, after reasonable time and the previously described consultation decides in writing not to continue or pursue any such Registration, then SYT may take over the cost and responsibility for obtaining such Registration and shall reimburse MBI for incremental costs incurred to date in connection with such efforts by MBI. In the event SYT takes over the responsibility from MBI, reimburses MBI and bears the additional Registration costs, SYT will be the owner of the Registration in that country. If SYT does not wish to reimburse MBI for such costs, then SYT and MBI will jointly own the Registration in such country (in recognition of the contribution of both Parties).

7.9 Should SYT wish to Register the Commercial Product in [*****] of the Territory [*****], SYT shall inform MBI in writing of its intent. Thereafter MBI shall inform SYT within [*****] whether MBI wishes to undertake commercially reasonable efforts to obtain such Registrations. Should MBI decline to undertake such efforts to Register the Commercial Product in such [*****], SYT may [*****] such Registration and shall [*****] connection with such efforts and SYT [*****] the Registration in that country.

7.10 Should MBI wish to Register the Commercial Product in [*****] of the Territory [*****], MBI shall inform SYT in writing of its intent. Thereafter SYT shall inform MBI within [*****] whether SYT wishes to undertake commercially reasonable efforts to market and sell the Commercial Product in that country based on a business plan. Should SYT decline to undertake such efforts in such [*****], or fail to make substantial steps in furtherance of such efforts, MBI shall have the right to Register the Commercial Product in [*****] and [*****] of the Commercial Product and any other Reynoutria active ingredient formulation in [*****] the Territory. All other terms of the Commercial Agreement shall in this case remain unaffected.

Registration Issues

7.11 In some jurisdictions it may be necessary or desirable for Registrations otherwise to be owned by MBI hereunder to be in the name of SYT, an affiliate of SYT or some local entity that may be affiliated with SYT. In such event, the Parties agree that such Registrations shall nonetheless be transferred to MBI upon MBI’s request or otherwise relinquished upon MBI’s request.

7.12 All Registrations under this Agreement shall reference the SYT Trademark(s) and MBI as the manufacturer, as further specified in Section 8 below.

8     Trademarks

8.1 SYT will register and solely own the Trademarks under which SYT shall sell the Commercial Product hereunder. SYT will propose such Trademarks for the Commercial Product to MBI, and MBI shall have one month to approve or object to SYT’s proposal. Keeping silent shall mean consent. MBI will not withhold its approval without material rea

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son. In the event of objection by MBI, SYT and MBI shall jointly discuss possible changes or alternatives. All rights and costs related to the registration and maintenance of the Trademarks will be borne by SYT. In case of a discontinuation of the distribution of the Commercial Product, SYT will retain any and all rights related to the Trademarks.

8.2 SYT shall solely be responsible for the labelling of the packed Commercial Product. The labelling shall be done in accordance with the applicable rules for labelling and Registration as well as with the applicable national laws. MBI’s company name will be listed on the package in accordance with regulations.

8.3 SYT shall use reasonable efforts to maintain and safeguard its Trademarks and interests and shall take all reasonable steps to defend the Trademarks including, the prosecution of any actions which SYT may reasonably deem desirable to commence for the protection of any of its rights. If necessary, MBI will provide SYT with commercially reasonable assistance in connection with such efforts at SYT’s expenses.

8.4 MBI shall promptly bring to the attention of SYT any improper or wrongful use of any of the Trademarks in the Territory that comes to its notice.

8.5 All rights and goodwill relating to the Trademarks owned by SYT Group Companies shall remain the property of SYT Group Companies at all times.

8.6 No Party shall under any circumstances be allowed to use any Trademarks or similar designation of the other Party as part of its corporate name or on its business cards or letterheads.

8.7 Trademarks, service marks or any trade secrets or proprietary information of any kind that are proprietary to one of the Parties are and shall forever remain the sole property of that Party, and may not be used by the other for any purpose other than carrying out its responsibilities hereunder.

8.8 SYT shall sell the Commercial Product in the packaging and with the labels as chosen by SYT and under the Trademarks of a SYT Group Company. MBI shall use commercially reasonable efforts to assist SYT in assuring that the packaging and labels of the Commercial Product conforms to the Commercial Products’ Registration and all applicable laws and regulations in the Territory.

9     Intellectual Property

9.1 Each Party’s rights in its intellectual property shall not be affected by the Commercial Agreement unless otherwise specified herein.

9.2 Subject to the terms and conditions set forth herein, MBI retains all copyright, patent, trade secret, trademark rights and other intellectual property rights in and to the Commercial Product. Nothing in this Commercial Agreement is intended to create ownership by SYT in the intellectual property rights of MBI.

9.3 Without limitation to any of the rights and obligations elsewhere in this Commercial Agreement, in case a patentable invention made by one party is not severable from confidential Information received from the other Party, that inventing/patenting Party shall grant the other Party a royalty-free, worldwide, non-exclusive license for the use of such patented invention.

9.4 MBI shall be obliged to inform its licensor KHH Biosci, Inc., North Carolina, about this Commercial Agreement entered with SYT in writing. A copy of the respective letter shall be sent to SYT.

10     Health and Safety - Responsible Care

10.1 MBI shall provide SYT with Material Safety Data Sheets or other similar safety and health information, including, without limitation, warnings, precautionary safety measures, and instructions on proper care, use and handling, storage, and disposal of the Commercial Product.

10.2 MBI and SYT shall abide by sound health, safety and environment (HSE) principles. They agree to communicate openly on HSE issues which may have shown up and to work together to ensure long-term safe and secure handling, storage and disposal of the Commercial Product. Meetings to review business improvement may include HSE assessments.

10.3 Both Parties and its employees and customers shall follow safe handling, storage, transportation, use, and disposal practices with respect to the Commercial Products in accordance with the safety, health and environment standards of the industry and the label requirements.

10.4 In case there is any legislation change regarding the use of the Commercial Product in the Territory, the provisions of this legislation change shall overrule the terms of this Commercial Agreement and SYT shall follow all applicable national and international legislation for the Commercial Product in the Territory. MBI and SYT shall inform each other on new legislation that might affect the use of the Commercial Product in the Territory of which they become aware.

11     Acceptance; Limited Warranty

11.1 SYT shall have fifteen (15) days following receipt of each shipment of the Commercial Product at the FOB point in which to notify MBI in writing of any discrepancies in such shipment as to quantity, quality, weight, loss or damage to the Commercial Product. Such SYT written notice to MBI shall specify in reasonable detail the nature and basis of the claim and cite relevant control numbers or other information to enable identification of the shipment in question. MBI shall use commercially reasonable efforts to correct such discrepancies after being so notified. If SYT fails to give such written notice within fifteen (15) days, such shipment of Commercial Product will be deemed accepted.

11.2 MBI warrants to SYT that all Commercial Product sold to SYT pursuant to this Commercial Agreement shall conform to the Specifications for a period of 24 months from and after the date of delivery to SYT at the FOB point. Conformity with the Specifications shall be determined by reference to the method of analysis set forth in the Specifications.

11.3 Subject to the limitations set forth herein, upon discovery of any failure of any Commercial Products to conform to the Specifications, SYT shall promptly contact MBI, and MBI shall promptly replace or remedy such Products at MBI’s expense. MBI shall be responsible for all freight and insurance charges associated with any such replacement (and any reasonable charges in connection with any necessary return or disposal of nonconforming Product); provided, however, that if MBI’s inspection discloses that the returned Commercial Products or any other Commercial Products in connection with which a warranty claim is made are not defective within the terms of the warranty provided herein, then SYT shall pay such freight and insurance and disposal charges associated with such replacement, return and disposal. MBI shall not be liable under any warranty set forth herein with respect to any Commercial

Products that fail to conform to the Specifications if, and to the extent, such failure would have been avoided but for misuse, neglect, alteration, improper storage or improper testing of the Commercial Products by SYT or its customers.

11.4 If SYT and MBI are unable to agree as to whether Commercial Product fails to conform to the Specifications within the terms of the warranty provided herein, the Parties shall cooperate to have Commercial Product in dispute analyzed by an independent testing laboratory of recognized repute selected by MBI and approved by SYT, which approval shall not be unreasonably withheld. The results of such laboratory testing shall be final and binding on the Parties on the issue of compliance of Commercial Product with Specifications within the terms of the warranty provided herein. If Commercial Products are determined to have complied with such warranty, then SYT shall bear the cost of the independent laboratory testing. If Commercial Product is determined to not to have complied with such warranty, then MBI shall bear the costs of the laboratory testing, and SYT shall have the warranty recourse afforded under Section 11.3.

11.5 The Warranty set forth herein is the only warranty, express or implied, that MBI makes with respect to the Commercial Product.

11.6 MBI shall for a period of at least thirtyy-six (36) months after the manufacture of Commercial Products keep all records and samples concerning each batch of the Commercial Products, except for any such records and samples that MBI reasonably believes would not be relevant for the determination of conformity of the Commercial Products with the Specifications; provided, that in the event Syngenta delivers notice of a defect (including a hidden defect), MBI shall maintain all such records and samples then in MBI’s possession related to the applicable batch of Commercial Products until resolution of such claim.

12     Use Extension

12.1 Subject to the terms and conditions hereof, SYT shall have the exclusive option to extend the Field of use of the Commercial Product to flowers and ornamentals as well as to the use in seed treatment in the Territory. Such option shall be exercisable by [*****] the Parties [*****] prior to [*****] (within 12 months after signature of the Memorandum of Understanding (MOU) signed between the Parties on [*****].

12.2 Should MBI decide to start Registration trials to support the extension of the Field of use of the Commercial Product to agricultural crop uses in the Territory, MBI shall promptly notify SYT of such Registration trials. SYT shall have 30 business days after receipt of such notification to confirm in writing its interest in testing the Commercial Product for such additional agricultural uses in the Territory. Subject to the terms and conditions hereof, from the day SYT communicates its interest in such extension, a 12 months exclusive testing period starts during which SYT shall have the exclusive right (along with MBI) to test the Commercial Product for such additional agricultural crop uses in the Territory. Within this 12 months testing period, SYT shall have the exclusive option, exercisable by written notice to MBI, to enter into exclusive commercial negotiations with MBI regarding the extension of the agricultural crop uses of the Commercial Product in the Territory. As soon as SYT exercises this option, a 6 months exclusive commercial negotiation period starts where both Parties negotiate in Good Faith the commercial terms of an extension to SYT of exclusive distribution rights of the Commercial Product for the new crop uses in the Territory. SYT agrees that such distribution shall occur pursuant to a Business Plan and a Registration Plan for the additional crop uses similar to the one covering the use of the Commercial Product herein.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

12.3 Subject to the terms and conditions hereof, during a period of 12 months after the Effective Date of this Commercial Agreement SYT shall have a non-exclusive option to negotiate the extension of the Territory of this Agreement. The NAFTA countries are not part of this option. If SYT exercises this non-exclusive option, both Parties agree to negotiate in Good Faith comparable terms to those included in this Commercial Agreement, including possible additional milestone payments for Registrations in the additional Territories.

12.4 Should SYT not timely exercise any of the exclusive options mentioned herein, MBI shall be free to offer the Commercial Product for other uses, for extended agricultural crop uses and in countries which are not part of the Territory to third parties.

13     Product Enhancements

MBI shall notify SYT of any Product Enhancements of the Commercial Product that MBI makes generally commercially available. Such Product Enhancements will be added in writing to this Commercial Agreement as an additional Commercial Product. The other terms of this Commercial Agreement shall remain unchanged, provided, however, prices may change if use rates change.

14     Access to Predevelopment Products

14.1 Prior to becoming a development product, a product must pass through MBI’s pre-development stage. During the term of this Commercial Agreement, MBI shall notify SYT of existing Predevelopment Products as of the Effective Date and, as soon as reasonably practical, and not later than any other third party, of each new available Predevelopment Product, its specifics, the crops with which it can be used (if known) and the field of application. SYT shall have [*****] after receipt of such notification to confirm to MBI in writing its interest in testing such Predevelopment Product. Subject to the terms and conditions hereof, from the date of SYT’s written notice of interest to test, SYT shall have a [*****] testing period with respect to such Predevelopment Product. Notwithstanding anything to the contrary contained herein, Predevelopment Products shall exclude any product or candidate that has proceeded to the Predevelopment Product stage within MBI as a result of a separate discovery and development agreement with another third party.

14.2 Within this [*****] testing period, SYT shall have the opportunity, exercisable by written notice to MBI, to enter into exclusive commercial negotiations (the “Negotiation Option”) regarding the Predevelopment Product with MBI in the Territory if at the time of receipt of such notice MBI has not entered into exclusive commercial negotiations with any other third party with regard to such Predevelopment Product. As soon as SYT exercises this Negotiation Option, a [*****] commercial negotiation period starts where both Parties negotiate in Good Faith the terms regarding the commercial exploitation of the Predevelopment Product in the Territory. SYT agrees that such exploitation shall occur pursuant to an agreement including a Business Plan and a Registration Plan and Milestone Payments and shall include an exclusivity fee for any exclusive agreement.

14.3 The nonexclusive testing by SYT of the Predevelopment Product terminates upon the earlier of (i) when a Commercial Agreement between the Parties is executed, or (ii) the expiration of the [*****] negotiation period.

15     MBI Liability

15.1 MBI agrees to hold harmless and indemnify SYT against all claims and liabilities (including all costs incident to any suit and judgment including without limitation reasonable attor-

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission ney’s fees and investigation cost) made against SYT except where and to the extent caused by SYT’s gross negligence or wilful misconduct and except where damages sum up to less than USD [*****] as a result of (i) MBI’s noncompliance with any applicable law relating to the performance by MBI of the terms of this Commercial Agreement (ii) MBI’s breach of the terms of this Commercial Agreement.

15.2 The obligation to provide indemnification in Section 15.1 is contingent upon (a) the indemnified party giving prompt written notice to the indemnifying party of any such claim, action or demand, (b) the indemnified party allowing the indemnifying party to control the defense through an attorney reasonably satisfactory to the indemnified party, and related settlement negotiations, and (c) the indemnified party fully assisting in the defense so long as the indemnifying party pays the indemnified party’s out-of-pocket expenses.

15.3 Except for a Party’s breach of the intellectual property rights under Section 9 or the confidentiality obligations under Section 17 or gross negligence or wilful misconduct, neither Party shall have any liability, whether based in contract or tort, for any punitive, exemplary, consequential, special, indirect or incidental loss of profits or interruption of business, arising from or related to this Commercial Agreement.

15.4 MBI agrees to comply in all respects with the “Minimum Requirements for SYT suppliers” as further specified in Exhibit 8.

15.5 During the term of this Commercial Agreement MBI shall all times keep up product liability insurance. SYT shall have the right to ask for a written proof that such insurance agreement has been concluded.

16     SYT Responsibilities and Liability

16.1 SYT shall market, sell and distribute the Commercial Products at SYT’s risk and on SYT’s own account. In correspondence and other dealings relating directly or indirectly to the sale or other disposition of the Commercial Products, SYT shall indicate that it is acting on its own account.

16.2 SYT shall be responsible to sell and distribute Commercial Product only in accordance with the Commercial Product Registrations.

16.3 SYT agrees to hold harmless and indemnify MBI against all claims and liabilities (including all costs incident to any suit and judgment including without limitation reasonable attorney’s fees and investigation cost) made against MBI except where and to the extent caused by MBI’s gross negligence or wilful misconduct and except where damages sum up to less than USD [*****] as a result of (i) SYT’s non-compliance with any applicable law relating to the performance by SYT of the terms of this Commercial Agreement (ii) SYT’s breach of the terms of this Commercial Agreement.

16.4 The obligation to provide indemnification in Section 16.3 is contingent upon (a) the indemnified party giving prompt written notice to the indemnifying party of any such claim, action or demand, (b) the indemnified party allowing he indemnifying party to control the defense through an attorney reasonably satisfactory to the indemnified party, and related settlement negotiations, and (c) the indemnified party fully assisting in the defense so long as the indemnifying party pays the indemnified party’s out-of-pocket expenses.

16.5 Except for a Party’s breach of the intellectual property rights under Section 9 or the confidentiality obligations under Section 17 or gross negligence or wilful misconduct, neither Party shall have any liability, whether based in contract or tort, for any punitive, exemplary,

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission consequential, special, indirect or incidental loss of profits or interruption of business, arising from or related to this Commercial Agreement.

16.6 SYT agrees to comply in all respects with the “Minimum Requirements for SYT suppliers” as further specified in Exhibit 8

17     Confidentiality

17.1 The Parties shall hold in strict confidence all confidential or proprietary information and data disclosed by or on behalf of the other or its Affiliates prior to or after execution of this Commercial Agreement (collectively, “Information”) and the Parties shall not use such Information for any purpose other than the manufacture, supply and distribution of the Commercial Product and the performance of its other duties under this Commercial Agreement. The Parties shall not disclose such Information to third parties, without the other Party’s prior approval in writing.

17.2 The Parties shall only disclose the Information to those of its own and its Affiliates’ officers, employees, board members and consultants with a need to know for the proper performance of the duties under this Commercial Agreement and shall take all commercially reasonable steps to assure that all members of its staff to whom disclosure is made will observe the above obligations. Neither Party shall disclose such Information to any existing or potential shareholder who is a direct competitor of the other Party.

17.3 The above confidentiality obligations shall not apply to Information which:

(i)	Parties can prove by written evidence was in its possession prior to disclosure by or on behalf of the other or its Affiliates; or

(ii)

on the date of first disclosure to one of the Parties by or on behalf of the other Party or its Affiliates was in the public domain or thereafter becomes part of the public domain by publication or otherwise, except by one Party’s breach of this Commercial Agreement; or

(iii)

which one of the Parties may receive from a third party, provided, however, that such information was not obtained by such third party, directly or indirectly, from a Party to this Commercial Agreement or its Affiliates; or

(iv)

which a Party may have to disclose to the competent regulatory bodies in order to obtain and/or maintain the manufacturing, distribution and other licences and authorisations necessary for the manufacture, supply and distribution of the Commercial Product.

17.4 The Parties agree that the terms of this Commercial Agreement, its exhibits and all related discussions will be treated as confidential. Provided, however, that nothing herein shall prohibit disclosure of the existence of this Commercial Agreement to existing or potential investors or compliance by MBI with applicable securities laws.

17.5 The obligation to confidentiality shall outlive this Commercial Agreement for a term of six years to be calculated starting from Termination or expiration of this Commercial Agreement.

18     Term and Termination

18.1 This Commercial Agreement shall become effective on the Effective Date.

18.2 The term of this Commercial Agreement shall be 5 years calculated separately for each country of the Territory, starting from the first sales of Commercial Product in the Field in the respective country. Notwithstanding the foregoing, the term of this Commercial Agreement shall expire on the date that is fifteen (15) years after the date of the first Registration of the Commercial Product in the Territory.

18.3 The Commercial Agreement shall not be automatically renewed, but the Parties will meet two years prior to expiration of the Commercial Agreement in order to consider the renewal of the Commercial Agreement in Good Faith.

18.4 Notwithstanding the foregoing, either Party may terminate this Commercial Agreement with immediate effect by giving notice of termination to the other Party:

(i)	upon any material breach of this Commercial Agreement by the other Party which is not remedied within sixty (60) days from notification thereof;

(ii)	upon the other Party committing an act of bankruptcy or compounding with its creditors or being confiscated or sequestrated or nationalised or in any other way transferred into state ownership;

(iii)

SYT shall have the right to terminate the Commercial Agreement with a 30 day notice period should Exclusivity hereunder not be granted in Italy, Turkey or Israel within 24 months after the Effective Date of the Commercial Agreement.

18.5 Either Party may forthwith terminate this Commercial Agreement in writing if the other Party has been prevented from fulfilling its obligations under this Commercial Agreement, in whole or in part, for more than one hundred eighty (180) days due to a Force Majeure event.

18.6 In the event a petition for relief under any bankruptcy law or legislation is filed by or against MBI, or MBI makes an assignment for the benefit of creditors or a receiver is appointed for all or a substantial portion of MBI’s assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days, then the Parties shall jointly discuss in Good Faith possible commercially reasonable solutions regarding the supply of Commercial Product to SYT.

18.7 Upon the expiration or termination of this Commercial Agreement, any Registrations (but excluding any Trademarks of SYT) to be owned by MBI hereunder or jointly owned by MBI hereunder that may be in the name of SYT, an affiliate of SYT or some local entity that may be affiliated with SYT, or otherwise not in the name of MBI, shall nonetheless be transferred to MBI upon MBI’s request or otherwise relinquished upon MBI’s request at no additional cost to MBI.

18.8 Upon the expiration or termination of this Commercial Agreement, any Registrations (but excluding any Trademarks of SYT) to be owned by SYT hereunder or jointly owned by SYT hereunder, shall nonetheless be transferred to MBI upon MBI’s request or otherwise relinquished upon MBI’s request, and MBI shall pay SYT for such transfer an amount to be negotiated between the Parties in Good Faith reflecting the value of the business including the transferred Registrations at the time of such transfer.

19     Force Majeure

19.1 In the event that either Party is affected by any circumstance that prevents the fulfilment by such Party of its obligations hereunder in whole or in part, then such Party shall notify the other Party of the nature and extent of such circumstance(s), as promptly as possible.

19.2 Neither Party shall be deemed to be in breach of this Commercial Agreement, or otherwise be liable to the other Party, by reason of any delay in the performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to Force Majeure of which it has notified the other Party and the time for the performance of such obligation shall be extended accordingly. The Party so affected shall take all reasonable steps to minimise the loss occasioned to the other Party and the Parties shall as soon as practicable enter into bona fide discussions with a view to alleviating the effects of said circumstance or to agreeing upon such alternative arrangements as may be fair and reasonable.

19.3 Upon cessation of the Force Majeure, the Party affected by Force Majeure shall resume the performance of its contractual obligation(s), as promptly as possible, unless such performance has been waived in writing by the Party to whom such performance was due.

19.4 Should the Force Majeure event lead to an interruption in the supply of Commercial Product to SYT hereunder for more than ninety (90) days, then the Parties shall jointly discuss possible commercially reasonable solutions.

20     Miscellaneous

20.1 This Commercial Agreement shall supersede all prior oral or written agreements between MBI and SYT or its Affiliates in relation to the subject matter hereof including the Memorandum of Understanding signed between the Parties on October 27, 2010 (the “MOU”) and such MOU shall herewith terminate and be of no further force or effect.

20.2 This Commercial Agreement may be amended only in writing signed by both Parties, and any provision of this Agreement may be waived only in writing signed by the party waiving compliance.

20.3 Any assignment of this Commercial Agreement, in whole or in part, by either Party shall require the written prior consent of the other Party, except that either Party is entitled to assign this Commercial Agreement to an Affiliate, successor in interest or purchaser of all or substantially all of its assets, provided that (i) the assignor undertakes to inform in writing the other Party as soon as reasonably possible and (ii) the assignee undertakes in writing to be bound by the same rights and obligations as contained herein.

20.4 All notices provided required under this Commercial Agreement shall be in the English language and in writing and shall be given by registered letter, facsimile or e-mail to the addresses set forth below, or such other address as either Party may communicate to the other Party in accordance with this Section. A notice shall be deemed to be received upon actual receipt of a registered letter (as evidenced by the respective receipt) or on the first business day following the date of transmission if sent by facsimile or e-mail.

If to SYT:

Syngenta Crop Protection AG

EAME Legal Department

Schwarzwaldallee 215

CH-4002 Basel

Switzerland

Fax: [*****]

If to MBI:

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Marrone Bio Innovations, Inc.

Pam Marrone

2121 Second Street

Suite B-107

Davis, California 95618

USA

Fax: 530-750-2808

20.5 The Parties agree that any public press release to announce this Commercial Agreement will be agreed to by both Parties (such agreement not to be unreasonably withheld or delayed).

20.6 In the event any provision of this Commercial Agreement is deemed to be void under any applicable law, the remaining provisions of this Commercial Agreement shall not be affected and the void provision shall be deemed to have been replaced by such valid and enforceable provision which most closely reflects the original intention of the Parties.

20.7 Failure of either Party to enforce at any time any of the provisions of this Commercial Agreement, irrespective of any previous action or proceeding taken by it, shall in no way be considered:

(i)	a waiver of such provisions:
(ii)	to affect the validity of this Commercial Agreement; or
(iii)	to preclude or prejudice the Party from exercising the same or any other rights it may have under this Commercial Agreement.

21     Governing Law and Jurisdiction

21.1 This Commercial Agreement shall be governed by and construed in accordance with the laws of Switzerland, excluding the principles of conflict of laws and the United Nations Convention on the International Sale of Goods.

21.2 All disputes arising out of this Commercial Agreement shall be settled by binding arbitration, in accordance with the Rules of the International Chamber of Commerce by an arbitration tribunal consisting of three arbitrators, who are to be appointed in accordance with said rules. The language of the arbitration proceedings shall be English, and the place of arbitration shall be Zurich, Switzerland.

22     Taxes; Import; Export; Exchange Approvals

22.1 All foreign, federal and state taxes based upon SYT’s purchase, use, sale, distribution or possession of the Commercial Product, other than United States income or franchise taxes payable by MBI, will be borne and paid by SYT. MBI agrees to furnish any documents to taxing authorities if reasonably requested to do so by SYT.

22.2 SYT shall be responsible for obtaining import licenses, export licenses, currency exchange approvals and any other governmental approvals in or outside the Territory that may be necessary to permit the sale of and payment for the Commercial Product ordered by SYT for distribution and resale within the Territory. SYT shall comply with any and all laws, regulations or orders that govern or affect the ordering, export, shipment, import, sale, deliver and redelivery of Commercial Product in the Territory and shall furnish MBI with such documentation as MBI may request to confirm SYT’s compliance with the provisions of this Section 22.

SYT shall not engage in any course of conduct that would cause SYT or MBI to be in violations of the laws of any jurisdiction, including the US foreign corrupt practices act.

23     Directly Competitive Products

SYT shall notify MBI in writing at least [*****] by SYT in the Territory of any biological product for use in the Field which could be directly competitive to the Commercial Product. Upon receipt of such notice, MBI shall have the option, upon [*****] written notice to SYT, to re-negotiate the terms and conditions of this Commercial Agreement, such re-negotiated terms and conditions not to be less favorable than terms and conditions offered by MBI to any similarly situated third party.

[signature page follows]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the Parties hereto have caused this Commercial Agreement to be duly executed as of the date first set forth above.

Place: Davis	Place: Basel

Marrone Bio Innovations Inc.	Syngenta Crop Protection AG

/s/ Pam Marrone	/s/ Hans Gut
Pamela Marrone President and CEO	Hans Gut Head Third Party EAME CP

Date:
/s/ Sibylle Oser
Sibylle Oser Legal Counsel EAME CP

Date: February 21st, 2011

Exhibits to the Commercial Agreement:

1)   Business Plan

2)   Registration Plan and Milestone Payment Plan

3)   Commercial Product Specifications

4)   [*****] rolling forecast model (empty)

5)   Pricing & Reference Products

6)   List of EAME Countries

7)   List of Specialty Crops

8)   Minimum Requirements for SYT suppliers

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 1: Business Plan

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 2: Registration Plan and Milestone Payment Plan

a)   Registration Plan

[*****]

Every month of delay to reach a Milestone leads to an equal monthly delay in payment of the respective Milestone Payment.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 3: Commercial Product Specifications

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 4: [*****] Rolling Forecast Model

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 5: Pricing & Reference Products

1) Pricing

a)   Initial Price

The initial Price per unit at which SYT may purchase Commercial Product shall be USD [*****].

It is anticipated that the use rate will range from min. [*****], with the assumption that the [*****]. Within one month of the first country regulatory submission, the Price will be determined on the [*****] in the Key Crops of tomatoes, lettuce and cucumber in the first country of Registration. However, the Price will not be less than USD [*****].

Examples:

•	use rate of [*****] the initial Price will be USD [*****]
•	use rate of [*****] the initial Price will be USD [*****].

b)   Price Adjustments

[*****]

2)   Reference Products

[*****]

Farm prices indicated are the average prices (equally weighted) for the three Lead Countries.

Either of the Parties shall be free to suggest to the other Party at any time in writing a review of the Reference Product list for substantial reasons (e.g. new product concept). If no agreement is reached between the Parties after six (6) months, each Party can ask for arbitration and both Parties agree to accept the final and binding decision of the arbitrator.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 6: List of EAME Countries (the “Territory”)

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

[*****]

Notwithstanding anything to the contrary contained herein, “Territory” shall not include any country to which or in which MBI would be prohibited from directly or indirectly selling or shipping Commercial Product under any US law, regulation or order.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 7: List of Specialty Crops

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 8: Minimum Requirements for SYT Suppliers

1)	Introduction

SYT has committed to upholding the principles set out in the Universal Declaration of Human Rights of the United Nations and the International Labour Organization’s Core Conventions. These include: freedom of association; the right to organize and collective bargaining; non-discriminatory remuneration; and minimum working age. The core conventions forbid practices such as unlawful discrimination, child labour, bonded labour and slavery.

This document is based on the key rules and regulations which apply within SYT and which implement the above commitments which are specified in detail in articles 22 to 24 of the SYT Code of Conduct. This document forms an integral and binding part of the contractual relationship between the respective SYT Group Company and your company (the “Supplier”).

2)	Freedom of Association and Collective Bargaining

Where recognized in accordance with local laws, MBI shall recognize unions and collective worker representations for collective bargaining and negotiation purposes regarding the terms and conditions of employment.

No employee or employee representative of MBI must be subject to discharge, discrimination, harassment, intimidation or retaliation for exercising his or her lawful right to associate or bargain collectively.

3)	Working Hours / Wages & Benefits / Conditions of Work

The regular working hours of MBI’s employees must not exceed any limits defined by local laws. If there are no local laws requiring overtime payments, MBI must follow ILO regulations which require that any working hours in excess of 48 during any workweek must be voluntary and must be compensated at one and one quarter times the employee’s regular rate.

All employees of MBI must receive a wage no less than the national minimum wage.

MBI shall ensure that all employees work in a safe environment at all premises under MBI’s control.

MBI shall comply with all applicable environmental rules, obligations and laws applicable to the operations at MBI’s premises.

4)	Child Labour

MBI must not use any child labour. Child labour is considered any work or activity that interferes with the full time schooling of a child and/or is mentally, physically, socially or morally dangerous and harmful to children. In addition, MBI must not employ children younger than the legal minimum working age for children, and must not employ young person’s to undertake dangerous or hazardous work.

5)	Discrimination

MBI shall ensure that hiring, placement, remuneration, advancement, training and disciplinary decisions within MBI are consistent with local law. If there are no local laws prohibiting discrimination in the workplace, Supplier agrees not to make any employment decisions on an individual’s gender, age, nationality, ethnicity, race, colour, creed, caste, language, disability, organizational membership, opinion, health status, marital status, maternity, sexual orientation, or the employee’s civic, social, or political distinctiveness.

6)	Illegal, Forced, Bonded & Compulsory Labour

MBI must not use or benefit from any illegal labour, including illegal migrant labour, nor will MBI use or benefit from any forced, compulsory and/or bonded labour.